Exhibit 10.15

Spousal Consent Letter

The undersigned, QI Xue, (Identification Card No. [***]), is the lawful spouse of SHEN Peng (Identification Card No. [***]). I hereby confirm I have understood, and unconditionally and irrevocably issue this Spousal Consent Letter in respect of the equity interest held by SHEN Peng in Beijing Shuidi Hubao Technology Co., Ltd. (“Shuidi Hubao”) as following:

I have understood:

(1)

All of the equity interests held by SHEN Peng in Shuidi Hubao will be disposed of in accordance with the Exclusive Option Agreement executed on November 2, 2018 by and among SHEN Peng and Beijing Absolute Health Ltd. (“WFOE”) and other relevant parties, and such equity interests are subject to the control by WFOE and/or its subsidiaries through a series of agreement arrangements.

(2)

All of the equity interests held by SHEN Peng in Shuidi Hubao will be disposed of in accordance with the Equity Interest Pledge Agreement executed on November 2, 2018 by and among SHEN Peng, WFOE, Shuidi Hubao and other relevant parties.

(3)	All of the equity interests held by SHEN Peng in Shuidi Hubao will be disposed of in accordance with the Power of Attorney issued by SHEN Peng to WFOE on November 2, 2018.

I hereby confirm I have understood and agree SHEN Peng to execute the Exclusive Option Agreement, the Equity Interest Pledge Agreement, the Power of Attorney (collectively referred to as the “Transaction Documents”), and to dispose of the corresponding equity and interest attached thereto in Shuidi Hubao in accordance with the Transaction Documents. I will not take any action at any time to impede the arrangements for the disposal of the aforesaid shareholding.

I hereby confirm and agree that the equity interests and any rights and interests attached thereto in Shuidi Hubao currently and hereafter held by my spouse are his individual property, and shall not constitute the jointly owned properties between my spouse and me, which my spouse is entitled to dispose of on his own. I hereby unconditionally and irrevocably waive any right or interest with respect to such equity interest and its corresponding assets that I may be entitled to under any applicable laws, and undertake not to raise any claim with respect to such equity interest and its corresponding assets, including claiming that such equity interest and its corresponding assets constitute the jointly owned property between my spouse and me, and thereby claiming to participate in the daily operation and management of Shuidi Hubao or cast vote or in any way impact the decision of my spouse regarding such equity interests or any rights and interest attached thereto.

I further confirm that, no separate authority or consent on my part is required for my spouse to perform the Transaction Documents, amend or terminate the Transaction Documents.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and covenant that, if I acquire any equity interests or any rights or interest attached thereto from Shuidi Hubao for any reason, I shall be bound by the Transaction Documents (as amended from time to time), and comply with the obligations of shareholders of Shuidi Hubao under the Transaction Documents (as amended from time to time). For such purpose, at the request of WFOE, I will execute a series of written documents with the form and substance substantially the same as the Transaction Documents (as amended from time to time).

I hereby further confirm, covenant and undertake, in all cases, including without limitation, the occurrence of the divorce between my spouse and me, my spouse shall be entitled to independently dispose the equity interest and the corresponding assets he/she holds in Shuidi Hubao, and I will not take any actions that may affect or prevent my spouse’s performance of his/her duties under the Transaction Documents, including but not limited to raising any claim for the equity interest in Shuidi Hubao or any rights endowed under the Transaction Documents.

I hereby agree and covenant that, I will not act in any manner or any claim or file a lawsuit that conflicts with the arrangement contemplated under the Transaction Documents or this Spousal Consent Letter at any time whether direct or indirect, active or passive.

(Signature page to Spousal Consent Letter)

QI Xue
Signatory:	/s/ QI Xue
November 2, 2018